UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 5, 2006

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation

New Medium Enterprises UK Ltd
t/a NEW MEDIUM CAPITAL
Company Registration No. 5048594

DEBENTURE TERM SHEET
TO THE ORDER OF
TRIBAL SARL

DEBENTURE
SHORT TERM LOAN NOTE
US$1,100,000.00
(GUARANTEED BY NEW MEDIUM ENTERPRISES, INC.)

SHORT TERM DEBENTURE LOAN NOTE

Issuers:
New Medium Enterprises UK Ltd - trading as New Medium Capital (The “Issuer”) a company registered by the laws of England and Wales and 100% owned by New Medium Enterprises, Inc - a Nevada Corporation and listed on the OTC exchange in the US under the symbol NMEN.OB

Subscriber:	Tribal SARL

Loan Amount:	US$ 1,100,000 Short Term Note

Term:	The term of the loan will be for a minimum of 180 days

Callable:	The Short Term Note is callable by the company (by NME) at any time during the term of the instrument. However, the interest due for the term till redemption date will be payable.

Interest:	Interest will be payable at maturity or redemption, if earlier and as per the date of this offering, carry an interest rate of 2.5% above base rate.

Minimum Investment:	Minimum size is US$1,100,000

Redemption:	This is a Short Term Note or STM and will be redeemed at maturity or out of funds raised at any time, before the maturity date.

Guarantor of $1.1 million and interest:	New Medium Enterprises, Inc

Limited Guarantee:	The guarantee is specific to the loan amount in this agreement plus interest.

Collateral:	The security and collateral is provided by way of Common Stock issued by, and cross guaranteed by New Medium Enterprises Inc. the parent company.

Default:
If the Issuer was to default on the repayment of this STM at the end of 180 day, the subscriber has the right to convert the loan into common stock at 75% of the prevailing average share price at the date of redemption.

Arranger:	The Issuer

Issue and paying Agent:	The Issuers

Governing Law:	The program documentation is governed by the laws of the United Kingdom

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signed:	/s/ Mahesh K. Jayanarayan
Mahesh K. Jayanarayan
CEO - New Medium Enterprises, Inc.

Signed:	/s/ Irene SP Kuan
Irene SP Kuan
Director - New Medium Enterprises UK Ltd